As filed with the Securities and Exchange Commission

on October 30, 2003

Registration No. 811-7696

Pursuant to Rule 8b-16 promulgated under Section 8(b) of the

Investment Company Act of 1940

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No.8 |X|

(Check appropriate box or boxes.)

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IOWA PUBLIC AGENCY INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

1415 28th Street

West Des Moines, Iowa 50266

(Address of Principal Executive Offices)(Zip code)

Registrant's Telephone Number, Including Area Code: (515) 244-5426

Edgar H. Bittle, Esq.

Ahlers & Cooney, P.C.

100 Court Avenue, Suite 600,

Des Moines, Iowa 50309

(Name and Address of Agent for Service)

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Copies of all communications to:

JOHN C. MILES, ESQ.

Cline, Williams, Wright,

Johnson & Oldfather

233 S. 13th Street

1900 U.S. Bank Building

Lincoln, Nebraska 68508

EDGAR H. BITTLE, ESQ.

Ahlers & Cooney, P.C.

100 Court Avenue, Suite 600

Des Moines, Iowa 50309

IOWA PUBLIC AGENCY
INVESTMENT TRUST
(IPAIT)

A comprehensive cash management service for
Iowa Cities, Counties and City Utilities

INFORMATION STATEMENT

October 30, 2003

This booklet provides detailed information about the Iowa Public Agency
Investment Trust.

Please read it carefully and retain it for future reference.

Sponsored by the
Iowa Association of Municipal Utilities
Iowa State Association of Counties
Iowa League of Cities

No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by IPAIT, its Trustees, the Investment Adviser, the Administrator, the Custodian, or any agent of IPAIT or the Trustees.

IOWA PUBLIC AGENCY
INVESTMENT TRUST (IPAIT)

The Iowa Public Agency Investment Trust ("IPAIT" or "Trust") is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity for operating funds.

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, and May 1, 1993 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. (See "Instructions and Application Form").

In the opinion of legal counsel, the interests of beneficial ownership in IPAIT ("Trust Units") are exempt from registration under the Securities Act of 1933 and the Iowa Uniform Securities Act. IPAIT is, however, registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code ss. 12B.10.

This Information Statement provides detailed information about IPAIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration of Trust, and further assistance regarding becoming a Participant in IPAIT may be obtained by calling the IPAIT toll free number, (800) 872-4024, or by contacting Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. This Information Statement is qualified in its entirety by reference to the text of the Declaration of Trust.

CASH MANAGEMENT
ALTERNATIVES

IPAIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market" funds. Only funds of Participants may be invested in IPAIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and federal agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. All such securities have final maturities of no greater than 365 days and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is invested exclusively in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations as more fully described below. All such securities have final maturities no greater than 365 days from the date of purchase and the Portfolio maintains a maximum average dollar weighted maturity of 90 days or less. Thus, Participants, which may be required or wish to confine their short-term investments to these types of instruments, may do so by investing in Direct Government Obligation Units.

AUTHORIZED INVESTMENTS

The objective of IPAIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of IPAIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future may exist, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds and notes which are direct obligations of the U.S. Government ("U.S. Government Securities").

(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government ("Federal Agency Securities"). Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association, and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to IPAIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest.

The securities collateralizing the agreement are held in custody and are regularly verified by the IPAIT Custodian for the benefit of IPAIT and are maintained daily in an amount equal to at least 102 percent of the value of principal and accrued interest of the repurchase agreement.

(4) Certificates of deposit ("CDs") in Iowa financial institutions. Each CD that IPAIT places with an Iowa institution on behalf of the Participants in IPAIT is insured by the FDIC for the first $100,000 of value. All amounts in excess of $100,000 in an Iowa institution are protected by the State of Iowa's sinking Fund for public deposits.

Every Permitted Investment shall be purchased on a delivery versus payment ("DVP") basis. No other settlement procedure is allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa municipalities, counties, city utilities and other Iowa governmental entities in IPAIT and the large pool of funds resulting therefrom, IPAIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. IPAIT's size and experience will also permit the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by IPAIT.

Generally, the yields on direct and guaranteed U.S. government obligations are lower than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

RISK AND
MANAGEMENT OF RISK

While investments by IPAIT will be confined to the highest quality securities and instruments with varying maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for IPAIT. All investments are maintained in separate IPAIT custodial accounts at Wells Fargo Bank Iowa, N.A., segregated by Portfolio on behalf of IPAIT Participants.

(1) IPAIT investment procedures require that each purchase or sale of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the IPAIT Custodian. Conversely a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the IPAIT Custodian.

(2) IPAIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the IPAIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of IPAIT program investments or funds to a third party anywhere.

(3) Any material deviation (greater than 0.5 percent) from the amortized cost of investments shall be promptly reported by the Investment Adviser to the Board of Trustees. If such deviation exceeds 0.5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

(4) The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements and other similar speculative or derivative transactions are expressly prohibited.

(5) IPAIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

(6) IPAIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 365 days from the date of purchase, unless subject to a perfected repurchase agreement, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

(7) IPAIT may not purchase any Permitted Investment if the effect of such purchase by IPAIT would be to make the average dollar weighted maturity of either the Diversified or Direct Obligation Portfolio greater than ninety (90) days; provided, however, that in making such determination, the maturity of a Permitted Investment shall be determined as set forth under 6 above.

(8) IPAIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

(9) IPAIT may not make loans, provided that IPAIT may make Permitted Investments;

(10) IPAIT may not purchase securities or shares of investment companies or any entities similar to IPAIT.

The restrictions set forth above are fundamental to the operation and activities of IPAIT and may not be changed without the affirmative approval, in writing, of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of IPAIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

IPAIT may invest in Certificates of Deposit issued by Iowa financial institutions. The Trust's Investment Adviser provides a financial assessment of each nonrated IPAIT depository to the IPAIT Board of Trustees comparing that Depository's financial ratios to those of other Iowa and regional financial institutions whose securities are rated in the highest rating category for short-term debt obligations. Pursuant to this credit analysis, each IPAIT depository's Certificates of Deposit are deemed to be First Tier securities pursuant to Rule 2a-7 under the Investment Company Act of 1940 - as such they present minimal credit risk of default based upon the credit analysis. The IPAIT Board of Trustees has directed IPAIT's Investment Adviser to monitor the credit quality of all IPAIT depositories on an ongoing basis and to advise the Board of any deterioration of credit quality of any IPAIT depository relative to rated institutions. The State of Iowa maintains a Sinking Fund for public deposits to protect against the potential loss of funds by a public body with funds on deposit in an Iowa financial institution. The State of Iowa also has assessment procedures authorized to assess all Iowa depositories holding public funds for any losses experienced by an Iowa public body in excess of the State sinking fund in the event of an Iowa depository failure. There is no assurance that the State of Iowa's sinking fund for public deposits will be sufficient in case of bank failure.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to IPAIT, IPAIT presently requires that the IPAIT Custodian, the Investment Adviser, and the Administrator maintain fidelity and errors and omissions insurance coverage for IPAIT's benefit for all services provided to IPAIT.

MATURITY OF IPAIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 under the 1940 Act for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. IPAIT's investment policy as set forth herein presently limits portfolio investments to the following:

1. The remaining maturity of any individual investment may not exceed more than 365 days from the date of purchase, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

2. The maximum dollar weighted average maturity of all IPAIT investments may not exceed 90 days;

3. Investments are monitored daily by its Iowa-based Investment Adviser to assure that the value of each IPAIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY

IPAIT's investments in the Diversified and Direct Government Obligation Portfolios will generally be confined to securities maturing at various times within 365 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which IPAIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, IPAIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Investment Adviser for review.

INVESTING IN
IPAIT PORTFOLIO UNITS

PORTFOLIO INVESTMENTS - To become a Participant in IPAIT, the public body must adopt the Form A resolution included in the Instructions and Application Form attached hereto, or otherwise provided by IPAIT. The resolution authorizes the public body to become a Participant, adopts the Declaration, and designates officials of the public body authorized to execute transactions with IPAIT. Following adoption of the resolution, the public body must complete and forward to the IPAIT Administrator, the investment trust application Form B along with the Form A and Form A Certificate. (See "Instructions and Application Form".)

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

IPASonline is an internet-based participant accounting system available to IPAIT participants. IPASonline allows authorized officials to view balances, initiate transactions, view historical transactions and balances, access daily confirmations and monthly statements, view daily rates, and view account information. The system allows two different levels of authorized users, users that can view and initiate transactions and those that can view only. IPASonline also initiates an electronic notification to participants when confirmations and statements are available online through the system. The IPASonline system is an added medium of communication with the IPAIT participants in addition to the toll-free phone line.

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize Investors Management Group as IPAIT Administrator to cause monies to be transferred, by means of the Iowa Automated Clearinghouse System ("ACH"), from the Participant's local bank to IPAIT. The Participant may also have its local bank wire federal funds directly to Wells Fargo Bank, the IPAIT Custodian, all as indicated herein.

A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official may use IPASonline or telephone IPAIT at (800) 872-4024 and furnish the public body's name, name of person calling, the IPAIT account number and the amount being invested. A request for the IPAIT investment to be transferred by ACH, which will be effective the next business day, must be made by 3:00 p.m.

(2) To make an investment by wire transfer, to be effective the same business day, an authorized official must notify an IPAIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the IPAIT Custodian with the following instructions:

Wells Fargo Bank Iowa, N.A., Des Moines
ABA #073000228
Credit #0007047303
Iowa Public Agency Investment Trust
(Further credit to Participant Name and IPAIT account number)

(3) A Participant may invest in IPAIT Portfolio Units by mailing a check or other bank draft to the IPAIT Custodian, Wells Fargo Bank Iowa, N.A., Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. Until the check has been converted into federal funds, the investment order will not be accepted, and no income will be earned on the investment until that time.

INCOME DISTRIBUTIONS - Net income for each Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Trust Units monthly for compounded interest. Total distributions for each month are credited to Participants' accounts the first business day of the following month. Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account at that time, so a complete liquidation can be facilitated.

REDEEMING
IPAIT PORTFOLIO UNITS

PORTFOLIO WITHDRAWALS - IPAIT Portfolio Trust Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator computes the net asset value of the IPAIT Portfolios, and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. IPAIT Portfolio Trust Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Bank.

Proceeds from the redemption of IPAIT Portfolio Trust Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the federal reserve wire system. No charge will be made for the ACH transfer of the Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be liquidated through IPASonline or paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of IPAIT Portfolio Trust Units, which have been paid for by check, may not be transmitted to the Participant's financial institution by wire for up to a maximum of seven days after the Bank has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding. A Participant has the ability to redeem Trust Units from either Portfolio by the following methods:

(1) An Authorized Official may redeem all or a portion of its Trust Units by using IPASonline or telephoning (800) 872-4024 and furnishing the public body's name, name of person calling, the customer identification number, the IPAIT account number and the amount to be withdrawn, and the account number to which the funds are to be transferred. A request for the IPAIT withdrawal to be transferred by the Automated Clearing House System (ACH), which will be transferred the next business day, must be made by 3:00 p.m.

(2) To redeem all or a portion of its Trust Units by wire transfer to be effective the same day, an IPAIT representative must be notified by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the IPAIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions including the local financial institution name, the customer identification number, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. This redemption request must be in good order, indicating the dollar amount or number of Trust Units to be redeemed, the method of redemption (i.e., ACH, check or wire) and signed by an Authorized Official of the public body.

VALUING
IPAIT PORTFOLIO TRUST UNITS

The net asset value of IPAIT Portfolio Trust Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Central Standard Time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of IPAIT Portfolio Trust Units occur, the Administrator will compute the Portfolios' net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of Portfolio securities. The net asset value of each Trust Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Trust Units of each Portfolio outstanding.

The IPAIT Administrator will compute the net asset value of Trust Units for the Portfolios by using the amortized cost method for valuing securities. Under the amortized cost method, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Investment Adviser will establish procedures to stabilize the net asset value of Trust Units at $l.00 per Trust Unit. These procedures include a review by the Investment Adviser as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per Trust Unit. If such deviation exceeds $.005, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

If, and only if, the Trustees, with the advice of the Investment Adviser, shall determine that the amortized cost method of determining the net asset value of IPAIT Portfolio Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Trust Units allocated to each Participant.

PORTFOLIO TRANSACTIONS - Subject to policies set by the Trustees, the Investment Adviser is authorized to determine, consistent with the IPAIT Investment objectives and policies, which securities will be purchased, sold and held by IPAIT. Most securities will be purchased on a principal basis directly from the issuer, from banks, underwriters, or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2003, for the Diversified and Direct Government Obligation portfolio's was 0.62 percent and 0.58 percent, respectively.

EXPENSES OF IPAIT - The Investment Adviser is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .12 percent for assets up to $150,000,000, .095 percent for assets greater than $150,000,000 and less than $250,000,000 and .07 percent for assets greater than $250,000,000.

The Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .14 percent for assets up to $150,000,000, .12 percent for assets greater than $150,000,000 and less than $250,000,000 and .10 percent for assets greater than $250,000,000.

The Investment Adviser and Administrator are paid a program support provider fee an annual fee accrued daily and paid monthly of 0.08 percent for program assets. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. Also pursuant to the Trust's Rule 12b-1 Plan, there is an administrative services fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios. The administrative services fee is payable to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is paid for administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

The Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,00 and 0.040 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 2003, total expenses of the Portfolios amounted to 0.56 percent and 0.58 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of IPAIT, subject to the rights of IPAIT Participants as provided in the Declaration of Trust.

There are nine voting members of the Board of Trustees, each appointed to 3-year staggered terms. In addition, the Executive Directors of the Iowa Association of Municipal Utilities, the Iowa League of Cities, and the Iowa State Association of Counties serve as ex officio nonvoting members of the Board of Trustees and, pursuant to the Bylaws, may from time to time serve as secretary and treasurer for the Board. The names, affiliations and positions of the Board members are set forth below:

NAME	AFFILIATION	POSITION
Thomas Bredeweg	Executive Director, Iowa League of Cities	Ex Officio Trustee, Treasurer
Robert Hagey	Treasurer, Sioux County	Trustee
Tom Hanafan	Mayor, Council Bluffs	Vice Chair and Trustee
Robert Haug	Executive Director, Iowa Association of Municipal Utilities	Ex Officio Trustee, Secretary
Don Kerker	Director of Finance, Muscatine Power and Water	Chair and Trustee
Diane Kiefer	Treasurer, Wapello County	Second Vice Chair and Trustee
Floyd Magnusson	Supervisor, Webster County	Trustee
Paul Oldham	Office Manager, Algona Municipal Utility	Trustee
William Peterson	Executive Director, Iowa State Association of Counties	Ex Officio Trustee, Asst. Secretary
Leon Rodas	General Manager, Spencer Municipal Utility	Trustee
Jody Smith	Director of Administrative Services, West Des Moines	Trustee
Susan Vavroch	Treasurer, City of Cedar Rapids	Trustee

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. The Trustees have legal title to the assets of IPAIT for the benefit of the Participants. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, and Treasurer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees, except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies.

If, at any time after election to the Board of Trustees, a Trustee is associated with a city utility, county or city which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or nonvoting) of IPAIT will receive any compensation from IPAIT, the Administrator, Investment Adviser or Custodian for his or her services. IPAIT will reimburse the Trustees for their reasonable expenses incurred on behalf of IPAIT.

IPAIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with IPAIT must look solely to IPAIT assets for the enforcement of claims against IPAIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of IPAIT.

The Joint Powers Agreement and Declaration of Trust shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with IPAIT. The terms and conditions of the Declaration of Trust are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees, Sponsoring Associations or agents of IPAIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing IPAIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of IPAIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of IPAIT, the conduct of its affairs, and the management and distribution of IPAIT assets. Consistent with their responsibility, the Trustees have appointed an Investment Adviser, an Administrator and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping and custody of monies and investments of IPAIT.

THE INVESTMENT ADVISER

Investors Management Group (IMG), 1415 28th Street, Suite 200, West Des Moines, Iowa 50266, an Investment Adviser registered under the Investment Advisers Act of 1940, serves as the IPAIT Investment Adviser, pursuant to an Investment Adviser Agreement. IMG, an indirect wholly owned subsidiary of AMCORE Financial Inc., was organized in 1982. Since then the firm's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 2003, IMG had approximately $4 billion in equity, fixed income and money market assets under management. The following individuals represent the Fixed Income Team for Investors Management Group and serve as portfolio managers for IPAIT, with Jeffrey D. Lorenzen primarily responsible for the day-to-day management of IPAIT's portfolios:

  Kevin W. Croft, CFA
    Fixed Income Manager.
    Mr. Croft is a member of the Bond Research Committee.
    He has been with IMG since July 2003. Previously, he was a portfolio manager with Principal Global Investors since 1993.
  Jeffrey D. Lorenzen, CFA
    Chief Investment Officer and Supervising Fixed Income Manager.
    Mr. Lorenzen is a member of the Investment Strategy Committee and chairperson of the Bond Research Committee.
    He has been with IMG since 1992.
  Laurie L. Mardis, CFA
    Fixed Income Manager.
    Ms. Mardis is a member of the Bond Research Committee.
    She has been with IMG since June 2001. Previously, she was a portfolio manager with Wells Fargo & Company from 1996-2001.

The Investment Adviser furnishes IPAIT with advice with respect to IPAIT operations and the investment of its assets subject to and in conformance with the Declaration of Trust and the policies adopted by the Board of Trustees. The IPAIT agreement with the Investment Adviser is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2006, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 2003, fees incurred by the Diversified and Direct Government Obligation Portfolio's by IMG for investment advisory, administrator services and program support amounted to $1,039,192 and $291,012, respectively, or approximately 0.39 percent and 0.41 percent, respectively, of the Fund's average net assets.

THE ADMINISTRATOR

IMG also serves as the IPAIT Administrator, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; records all telephone calls with participants to confirm transaction details; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2006, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2006, and thereafter as approved by the Trustees.

ADMINISTRATIVE AND DISTRIBUTION
RELATED SERVICES

The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay certain distribution related expenses for the sale and distribution of its units. Because the fees are paid out of the Trust assets on an ongoing basis, over time these fees will increase the costs of your investment. Under the Plan, the Trust pays the Sponsoring Associations a fee at the annual rate of .10 percent of average annual net assets for providing to the Trust various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing marketing assistance and maintaining Trust records. The Sponsoring Associations were instrumental in the establishment of the Trust which was and is intended to assist Iowa public agencies in cash management thereby lessening the burdens of government. The Executive Directors of the Sponsoring Associations serve as officers and members of the Executive Committee of IPAIT. The Investment Adviser and Administrator are paid a program support provider fee an annual fee accrued daily and paid monthly of 0.08 percent for program assets. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

TAXES

Counsel for IPAIT is of the opinion that IPAIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

REPORTS TO PARTICIPANTS

Participants receive a daily confirmation of all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with IPAIT. This statement will include a list of all investments currently held by IPAIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. IPAIT will issue unaudited semi-annual reports which will include a list of securities owned by IPAIT and complete financial statements. It will also issue an annual report containing a financial report audited by the IPAIT independent auditors, KPMG LLP.

DECLARATION OF TRUST

IPAIT was established as of October 1, 1987, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration of Trust by the Maquoketa Municipal Electric Utility, Buchanan County, and the City of Fairfield. Additional Iowa cities, counties, city utilities and the other eligible participants (including 28E organizations) may become Participants in the manner described in this Information Statement. The Joint Powers Agreement and Declaration of Trust was amended on August 1, 1988 and May 1, 1993, and restated as of May 1, 1993.

Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

DESCRIPTION OF TRUST UNITS - The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

For all matters requiring a vote of Participants, each Participant is entitled to one vote with respect to each matter. It is not necessary for a Participant to hold any minimum number of Units to be entitled to vote. Participants are not entitled to cumulative voting.

No Trust Units may be transferred to any transferee other than IPAIT itself at the time of redemption.

PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with IPAIT property or the affairs of IPAIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION OF TRUST - IPAIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the Participants entitled to vote.

AMENDMENT OF THE DECLARATION OF TRUST - The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after 15 days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from IPAIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration of Trust.

INDEPENDENT AUDITORS

KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the IPAIT independent auditors.

DOCUMENT COPIES

Copies of the Joint Powers Agreement and Declaration of Trust, the Administrator Agreement, the Investment Adviser Agreement and the Custodian Agreement can be obtained from the Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

INSTRUCTIONS AND APPLICATION FORM

HOW TO OPEN ACCOUNTS WITH IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

Any city, county, or city utility which is, respectively, a member of the Iowa League of Cities, the Iowa State Association of Counties or the Iowa Association of Municipal Utilities and other eligible participants including 28E organizations may join IPAIT as a "Participant" and take full advantage of its investment programs.

A CITY, COUNTY OR CITY UTILITY (OR 28E ORGANIZATION) THAT WISHES TO OPEN AN ACCOUNT WITH IPAIT AND BECOME A PARTICIPANT SHOULD COMPLETE FORMS A AND B.

FORM A (Model Resolution)

The City Council, County Board of Supervisors, or Utility Board of Trustees (or governing body of other eligible participants including 28E organizations) must adopt a resolution in the form as provided by the model resolution. The adopted resolution must be certified using the certificate provided. The resolution authorizes the city, county, municipal utility or other eligible participant to become a Participant of IPAIT and adopts the Joint Powers Agreement and Declaration of Trust. It also designates the officials of the Participant authorized to effect transactions with IPAIT. Form A must be completed with the Participant, the names and titles of Authorized Officials, the signatures of the presiding officer and clerk/secretary and a certification signed and notarized by the clerk/secretary. Form A and the certificate are to be sent with Form B to the IPAIT Administrator at the address given herein. The Participant must include a copy of the Resolution along with a copy of the Joint Powers Agreement and Declaration of Trust in the minutes of the meeting at which the Resolution is approved.

FORM B (Application Form)

This form must be completed by an Authorized Official. Form B provides all applicable information about the Participant and the local depository bank. After an application is received by the IPAIT Administrator an account and an account number will be assigned. Once the account is open, the Participant may make its initial investment, according to the "Instructions for Investment and Withdrawals," given at the back of this publication. Supplemental Form B should be used for opening additional accounts.

For more information regarding the opening of an account or the use of automated clearinghouse transfer (ACH), please call the IPAIT toll-free number (800) 872-4024.

NOTE: All completed forms should be mailed to IPAIT at the following address:

Iowa Public Agency Investment Trust
1415 28th Street, Suite 200
West Des Moines, Iowa 50266

IOWA PUBLIC AGENCY INVESTMENT TRUST (IPAIT)

RESOLUTION

FORM A Date___________________________

A RESOLUTION AUTHORIZING THE APPROVAL OF AND PARTICIPATION IN A JOINT POWERS AGREEMENT AND DECLARATION OF TRUST FOR THE IOWA PUBLIC AGENCY INVESTMENT TRUST, AUTHORIZING INVESTMENTS THROUGH THE FIXED TERM AUTOMATED INVESTMENT PROGRAM OF IPAIT AND AUTHORIZING IPAIT TO DESIGNATE AND NAME DEPOSITORIES.

WHEREAS, Iowa Code section 28E.1 permits political subdivisions to make efficient use of their powers by enabling them to provide joint services with other Public Agencies and to cooperate in other ways of mutual advantage, and to exercise and enjoy jointly any powers, privileges or authority exercised or capable of being exercised by one Public Agency of this state or private agencies for the joint or cooperative action; and

WHEREAS, Iowa Code sections 331.555 and 384.21 empowers Cities, City Utilities, and Counties to invest their monies pursuant to a joint investment agreement; and

WHEREAS, the City of Fairfield, the Maquoketa Municipal Utility, and Buchanan County are political subdivisions organized and existing under and by virtue of the laws and Constitution of the State of Iowa and have approved the Joint Powers Agreement and Declaration of Trust and thereby they have established the Iowa Public Agency Investment Trust as of October 1, 1987, and amended as of May 1, 1993; and

WHEREAS, this Governing Body desires to adopt and enter into the Joint Powers Agreement and Declaration of Trust, and it is in the best interest of this Governing Body to participate in the Iowa Public Agency Investment Trust for the purpose of joint investment of monies with other cities, city utilities and counties to enhance investment earnings to each; and

WHEREAS, this Governing Body deems it to be advisable for this Public Agency to make use, from time to time, of the Fixed Term Automated Investment Program available to Participants of IPAIT;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. The Joint Powers Agreement and Declaration of Trust is approved and adopted. This Public Agency joins with the other public agencies in accordance with the Joint Powers Agreement and Declaration of Trust, as amended, (the "Declaration of Trust") which is incorporated herein by reference with the same effect as if it had been set out in this resolution by becoming a Participant of IPAIT. The Joint Powers Agreement and Declaration of Trust is filed in the minutes of the meeting at which this Resolution is adopted. The authorized officials of this Public Agency are directed and authorized to take such actions and execute documents as may be deemed necessary and appropriate to effect the entry of this Public Agency into the Declaration of Trust and adoption thereof by this Public Agency and to carry out the intent and purpose of this Resolution.

Section 2. This Public Agency is authorized to invest its available monies from time to time and to withdraw such monies from time to time in accordance with the provisions of the Declaration of Trust and the Fixed Term Automated Investment Program of IPAIT.

Payment for any investments made within the Fixed Term Automated Investment Program is authorized from the Public Agency's specified IPAIT Account. Interest and principal payments must be credited to the Public Agency's designated Trust Account. The Custodian will hold investments in the name of IPAIT for the account of the Public Agency.

The following officers and officials of this Public Agency and their respective successors in office each are designated as "Authorized Officials" with full power and authority to effectuate the investment and withdrawal of monies with this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

_____________________________________ _____________________________________

Printed Name Title

_____________________________________ _____________________________________

Printed Name Title

_____________________________________ _____________________________________

Printed Name Title

IPAIT must be advised of any changes in Authorized Officials in accordance with procedures established by IPAIT.

Section 3. The Trustees of IPAIT are designated as having official custody of this Public Agency's monies which are invested in accordance with the Joint Powers Agreement and Declaration of Trust and any monies invested in accordance with the Trust's Fixed Term Automated Investment Program.

Section 4. IPAIT is authorized to designate and name depositories and to file form CPE-31019, to execute documents, and to take actions as may be necessary to purchase and make payment, sell, secure, or take payment of principal and interest. Certificates of deposit must be purchased only from financial institutions designated by IPAIT which are approved depositories as prescribed by Iowa Code chapter 573.

Section 5. Authorization is given for members and officials of this Public Agency to serve as Trustees of IPAIT from time to time if selected as such pursuant to the provisions of the Declaration of Trust.

Section 6. Unless otherwise expressly defined, words that are capitalized in the Resolution have meanings defined in the Joint Powers Agreement and Declaration of Trust.

Passed and approved this _______________________ day of ______________________________,___________.

_____________________________________ _____________________________________

Name of Public Agency Signature of Presiding Officer

ATTEST:

__________________________________________________________________________________________

Clerk/Secretary

NOTE: Please mail one original copy of this form and the certification and a completed application Form B to the following address:

IOWA PUBLIC AGENCY INVESTMENT TRUST
1415 28th Street, Suite 200
West Des Moines, Iowa 50266

This form may be photocopied.

IOWA PUBLIC AGENCY INVESTMENT TRUST

FORM A CERTIFICATE

STATE OF IOWA )

) SS:

COUNTY OF )

I, the undersigned of _______________________________________________, State of Iowa, do certify that

(Name of Public Agency)

attached is a complete copy of the portion of the records of the Governing Body of the named Public Agency, and the same is a complete copy of the action taken by the Governing Body of the Public Agency with respect to this matter at the meeting held on this date; these proceedings remain in full force and effect and have not been amended or rescinded in any way; that this meeting and all action was publicly held in accordance with notice of public meeting and tentative agenda, a copy of which was timely served on each member of the Governing Body of the Public Agency and posted on a bulletin board or other prominent place easily accessible to the public clearly designated for that purpose, at the principal office of the Governing Body and in accordance with the provisions of Iowa Code chapter 21, with at least 24 hours advance notice to the public and media as required by law and with members of the public present in attendance.

I further certify that the individuals named therein were on this date lawfully possessed of their respective offices as indicated, that no vacancy existed except as may be stated in proceedings, and that no controversy or litigation is pending, prayed or threatened involving the incorporation, organization, existence or boundaries of the Public Agency or the right of the individuals named herein as officers to their respective positions.

WITNESS my hand hereto affixed this_____________________ day of________________________, __________.

By _________________________________________________________

(Clerk/Secretary for Public Agency)

Subscribed and sworn to before me on this____________________ day of_______________________, _________.

By _________________________________________________________

(Notary Public)

IOWA PUBLIC AGENCY INVESTMENT TRUST

APPLICATION FORM

FORM B

I. BASIC INFORMATION

Name of Public Agency: _________________________________________________________________________

(Check one) ❑ City ❑ City Utility ❑ County ❑ 28E Organization ❑ Other: _________________

(Check all appropriate box (es) Member of: ILC ❑ IAMU ❑ ISAC ❑

Federal Identification Number_____________________________________________________________________

Contact Person and Title_________________________________________________________________________

Address_______________________________________________________________________________________

Telephone Number (____________) _____________-_________________________

IF INITIAL INVESTMENT IS ENCLOSED, PLEASE INDICATE AMOUNT $ ___________________________

(Payable to Iowa Public Agency Investment Trust)

II. NEW ACCOUNT INFORMATION

Authorization is hereby given to Investors Management Group, as IPAIT Administrator, to open the following Iowa Public Agency Investment Trust Account(s).

Name to appear on IPAIT Account (e.g. General Fund, etc.)* ____________________________________________

Name and Address of Local Depository for funds transfer ______________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Local Depository Account Number ________________________________________________________________

checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number ________________________________________________________________

(This number can be obtained from bottom of blank check or by calling your depository)

III. DEPOSIT/WITHDRAWAL INFORMATION AND AUTHORIZATION

Authorization is given to Investors Management Group, as the IPAIT Administrator, to honor any request believed to be authentic for investment to or withdrawal from IPAIT. Monies will be transferred only upon telephone, written or personal notice from an Authorized Official of the Public Agency. Upon notification, the Administrator will initiate debit and credit entries to the local depository account(s) indicated and the local depository(ies) are authorized to debit and credit the same to such account(s). Transfer must be made by Automated Clearinghouse Transfer (ACH), if available, unless otherwise directed by the Public Agency. There is no direct charge for ACH transfers.

IV. INFORMATION STATEMENT AND DECLARATION OF TRUST

It is hereby certified that the Public Agency has received a copy of the Information Statement of IPAIT and a copy of the Joint Powers Agreement and Declaration of Trust and agrees to be bound by the terms of such documents.

V. EFFECTIVENESS OF APPLICATION FORM

The information, certifications and authorizations set forth on this application shall remain in full force and effect until the IPAIT Administrator receives written notification of a change.

VI. AUTHORIZED SIGNATURES

The following are Authorized Officials (as designated in Resolution - Form A) of this Public Agency to effectuate the investment and withdrawal of monies of this Public Agency from time to time in accordance with the Joint Powers Agreement and Declaration of Trust.

Name of Public Agency _________________________________________________________________________

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

__________________________________ _________________ __________________________ ____________

Print or Type Name of Authorized Official Title Signature (Authorized Official) Date

VII. APPLICATION SIGNATURE

Application is hereby made this _______________________ day of__________________________, ___________.

Name: ______________________________________ Title:__________________________________________

Signature_______________________________________________________________________

This application form must be signed by an official authorized by Resolution to Transact business with IPAIT. (See Resolution Form A for Authorized Officials)

Mail this form along with FORM A to:

IOWA PUBLIC AGENCY INVESTMENT TRUST
1415 28th Street, Suite 200
West Des Moines, Iowa 50266

This form may be photocopied

*For Additional IPAIT Accounts, Use Space Provided On Supplemental Form B.

ADDITIONAL IPAIT ACCOUNTS

COMPLETE THE FOLLOWING INFORMATION FOR EACH ADDITIONAL IPAIT ACCOUNT TO BE OPENED

SUPPLEMENTAL FORM B

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Name of Public Agency ____________________________________________________________________________

Name to appear on IPAIT Account (e.g. General Fund, etc.)________________________________________________

Name and Address of Local Depository for funds transfer__________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Local Depository Account Number____________________________________________ checking ❑ savings ❑

(For your protection, only one depository account may be accessed per IPAIT account)

Depository's ABA Routing Number___________________________________________________________________

(This number can be obtained from bottom of blank check or by calling depository)

Signature of Authorized Official _____________________________________________

INSTRUCTIONS FOR MAKING INVESTMENTS

A. TO MAKE AN INVESTMENT BY AUTOMATED CLEARINGHOUSE TRANSFER (ACH) DEBIT:

(Interest always begins the following business day)

1. Call 1-800-872-4024 prior to 3:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with an ACH investment, in the amount of $_____. My local financial institution is _____, and the local checking/savings account number is _____."

3. The IPAIT representative will repeat the information given and acknowledge that the investment is accepted.

NOTE: Notice must be received prior to 3:00 p.m. to begin earning interest the next business day.

B. TO MAKE AN INVESTMENT BY WIRING MONIES: (Interest begins same day)

1. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No _____, with a wire investment in the amount of _____. This will be coming from _____ (Financial Institution name and account number) _____."

3. The IPAIT representative will repeat the information given and acknowledge the investment.

4. Instruct your local Financial Institution to wire the monies to: Wells Fargo Bank Iowa, N.A., Des Moines, ABA #073000228, credit #0007047303, Iowa Public Agency Investment Trust, further credit to (Public Agency name and IPAIT Participant number).

NOTE: To be credited the same day, THE PARTICIPANT MUST CALL BEFORE 10:00 a.m. and THE LOCAL FINANCIAL INSTITUTION MUST DEPOSIT MONIES WITH the Federal Reserve wire system no later than 10:00 a.m.

C. TO MAKE AN INVESTMENT BY CHECK OR BANK DRAFT:

(This option is available but not recommended since the IPAIT Account is not posted the same day that the check is received.)

Please call 1-800-872-4024 and an IPAIT representative will assist you.

INSTRUCTIONS FOR MAKING REDEMPTIONS

A. TO MAKE A REDEMPTION BY AUTOMATED CLEARINGHOUSE TRANSFER (ACH) CREDIT:

(Monies transferred next business day after request)

1. Call 1-800-872-4024 prior to 3:00 p.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with an ACH redemption request, in the amount of $_____. My local financial institution is ____, and the local checking/savings account number is _____."

3. The IPAIT representative will repeat the information given and acknowledge the redemption.

NOTE: Notice must be received prior to 3:00 p.m. for monies to be on deposit in your local FINANCIAL INSTITUTION the next business day.

B. TO MAKE REDEMPTIONS BY WIRING MONIES: (Monies transferred same day)

1. Call 1-800-872-4024 prior to 10:00 a.m. and an IPAIT representative will answer - "Iowa Public Agency Trust."

2. Say: "This is (city, city utility, county) of _____ (name) _____, IPAIT Participant No. _____, with a wire redemption request, in the amount of $_____."

3. Provide instructions for wiring, including local financial institution, location, account number, and name and telephone number of a contact person at that financial institution.

4. The IPAIT representative will repeat the information given and acknowledge the redemption.

NOTE: Notice must be received prior to 10:00 a.m. for transfers to be made the same day.

C. TO RECEIVE A CHECK BY MAIL:

(This option is available but not recommended since the IPAIT Account is posted the same day the check is written)

Please call 1-800-872-4024 and an IPAIT representative will assist you.

IOWA PUBLIC AGENCY INVESTMENT TRUST

STATEMENT OF ADDITIONAL INFORMATION

October 30, 2003

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated October 30, 2003, and should be read in conjunction therewith. A copy of the Information Statement may be obtained from the Iowa Public Agency Investment Trust, 1415 28th St., Suite 200, West Des Moines, Iowa 50266.

FUND HISTORY

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, and May 1, 1993 (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266. (See "Instructions and Application Form").

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The interests of beneficial interest ("Trust Units") in Iowa Public Agency Investment Trust ("IPAIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified

Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS

The Trust's Portfolios are available for investment only by Iowa public agencies pursuant to Iowa Code chapter 28E and sections12B.10, 331.555 and 384.21. As a result, the Trust is only permitted to invest in securities which such public agencies are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

3. Issue any senior securities (as defined in the Investment Company Act of 1940, as amended).

4. Mortgage, pledge or hypothecate their assets.

5. Make short sales of securities or maintain a short position.

6. Purchase any securities on margin.

7. Write, purchase or sell puts, calls or combinations thereof.

8. Purchase or sell real estate or real estate mortgage loans.

9. Purchase or sell commodity contracts, including futures contracts.

10. Borrow or make loans, provided that IPAIT may make Permitted Investments.

11. Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other liquid assets, such as securities with no readily available market quotation.

12. Underwrite the securities of other issuers.

13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information Statement which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES -- NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies set forth below which are nonfundamental and can be changed without Participant approval.

The Fundamental and Nonfundamental Investment Policies of the Trust shall apply to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy. These policies are intended to comply with Iowa Code Chapter 452.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

1. The IPAIT Board of Trustees.

2. All IPAIT depository institutions or fiduciaries.

3. The auditor engaged to audit any fund of IPAIT.

DELEGATION OF AUTHORITY

The responsibility for conducting IPAIT investment transactions resides with the IPAIT Board of Trustees. Certain responsibilities have been delegated to the Executive Committee, the Administrator - Adviser and the Custodian (the "Service Providers") pursuant to the Administrator - Adviser Agreement and the Custodian Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the IPAIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to IPAIT by the Service Provider.

The records of investment transactions made by or on behalf of IPAIT are public records and are the property of IPAIT whether in the custody of IPAIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of IPAIT shall be the following:

1. SAFETY: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

2. LIQUIDITY: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

3. RETURN: Obtaining a reasonable return is the third investment objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposits of public funds in the IPAIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will IPAIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of IPAIT fails to produce records when requested by IPAIT or its agent within a reasonable time, IPAIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the IPAIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

TRUSTEES AND EXECUTIVE OFFICERS

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. The Trustees have legal title to the assets of IPAIT for the benefit of the Participants. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, and Treasurer serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies. The Executive Committee did not meet during the last fiscal year. The names, addresses and principal occupations during the past five years of the Trustees and executive officers of the Trust are:
Name, Contact, Address and Age	Position held with IPAIT	Term of Office and Length of Time Served	Principal Occupations During Past Five Years	Number of Portfolios Overseen by Director	Other Directorships held Outside of IPAIT
Thomas Bredeweg 317 Sixth Ave, Suite 800 Des Moines, IA 50309 Age 55	Ex-Officio Trustee, Treasurer	Term: N/A Served since 1992	Executive Director, Iowa League of Cities	2	None
Robert Hagey 210 Central Ave. SW Orange City, IA 51041 Age 52	Trustee	Term: 3 year Served since 1993	Sioux County Treasurer	2	None
Thomas Hanafan 209 Pearl Street Council Bluffs, IA 51503 Age 56	Trustee, Vice Chair	Term: 3 year Served since 1992	Council Bluffs Mayor	2	None
Robert Haug 1735 NE 70th Ave. Ankeny, IA 50021 Age 56	Ex-Officio Trustee, Secretary	Term: N/A Served since 1987	Executive Director, Iowa Association of Municipal Utilities	2	None
Donald Kerker 3205 Cedar Street Muscatine, IA 52761 Age 52	Trustee, Chair	Term: 3 year Served since 1999	Director of Finance, Muscatine Power and Water	2	None
Dianne Kiefer 101 W. Fourth Street, Ottumwa, IA 52501 Age 53	Trustee, Second Vice Chair	Term: 3 year Served since 2000	Wapello County Treasurer	2	None
Floyd Magnusson 703 Central Avenue Fort Dodge, Iowa 50501 Age 78	Trustee	Term: 3 year Served since 2000	Webster County Supervisor	2	None
Paul Oldham P.O. Box 10 Algona, IA 50511 Age 60	Trustee	Term: 3 year Served since 1993	Algona Municipal Utilities, Assistant General Manager	2	None
William Peterson 701 East Court Avenue Des Moines, IA 50309 Age 53	Ex-Officio Trustee, Assistant Secretary	Term: N/A Served since 1992	Executive Director, Iowa State Association of Counties	2	None
Leon Rodas 1415 28th Street, Suite 200 West Des Moines, IA 50266 Age 51	Trustee	Term: 3 year Served since 2003	Spencer Municipal Utility	2	None
Jody Smith P.O. Box 65320 West Des Moines, IA 50266 Age 51	Trustee	Term: 3 year Served since 2000	Director of Administrative Services, West Des Moines City Clerk	2	None
Susan Vavroch 50 Second Avenue Bridge Cedar Rapids, IA 52401 Age 45	Trustee	Term: 3 year Served since 2003	Cedar Rapids City Treasurer	2	None

The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. No Trustees own or are they permitted to own any units of IPAIT.

COMPENSATION TABLE

All of the Trustees of the Trust are public officials and no Trustee receives compensation from the Trust for their service as Trustees except for reasonable travel expenses incurred in attending meetings.

INVESTMENT ADVISORY AND OTHER SERVICES

General

Investors Management Group, Ltd., ("IMG"), manages the investments and business affairs of the Trust. IMG, is an indirect wholly owned subsidiary of AMCORE Financial Inc., a bank holding and financial services company. IMG is a federally registered Investment Adviser, organized in 1982 and located at 1415 28th St., Suite 200, West Des Moines, Iowa 50266. Since then its principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of June 30, 2003, IMG had approximately $4 billion in equity, fixed income and money market assets under management.

The Administrator - Adviser Agreement

IMG acts as the investment adviser and administrator to the Trust under an Administrator - Adviser Agreement ("Adviser Agreement"). The Adviser Agreement has been approved by the Trustees. The Adviser Agreement was first approved by the Board of Trustees on October 1, 1987, and was last approved as amended as of August 27, 2003. The following individuals represent the Fixed Income Team for Investors Management Group and serve as portfolio managers for IPAIT, with Jeffrey D. Lorenzen primarily responsible for the day-to-day management of IPAIT's portfolios:

  Kevin W. Croft, CFA
    Fixed Income Manager.
    Mr. Croft is a member of the Bond Research Committee.
    He has been with IMG since July 2003. Previously, he was a portfolio manager with Principal Global Investors since 1993.
  Jeffrey D. Lorenzen, CFA
    Chief Investment Officer and Supervising Fixed Income Manager.
    Mr. Lorenzen is a member of the Investment Strategy Committee and chairperson of the Bond Research Committee.
    He has been with IMG since 1992.
  Laurie L. Mardis, CFA
    Fixed Income Manager.
    Ms. Mardis is a member of the Bond Research Committee.
    She has been with IMG since June 2001. Previously, she was a portfolio manager with Wells Fargo & Company from 1996-2001.

IMG provides daily account services to Participants; determines and allocates income of IPAIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT.

The Adviser Agreement terminates automatically in the event of its assignment. In addition, the Adviser Agreement is terminable at any time, without penalty, by the Trustees of the Trust, or by vote of a majority of the Trust's outstanding voting securities, or by the Adviser, on not more than 60 days written notice to the Adviser. Unless sooner terminated, the Adviser Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by the Board of Trustees. All investment decisions are subject to review by the Trustees.

THE ADMINISTRATOR

IMG also serves as the IPAIT Administrator and Transfer Agent, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2006, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees. IPAIT's agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until December 31, 2006, and thereafter as approved by the Trustees.

CODE of ETHICS

IPAIT and its Investment Adviser have adopted a code of ethics under Rule 17j-1 under the Act and this code of ethics permits personnel to purchase securities,including securities purchased by IPAIT, subject to certain restrictions.

FEES

The Investment Adviser is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .12 percent for assets up to $150,000,000, .095 percent for assets greater than $150,000,000 and less than $250,000,000 and .07 percent for assets greater than $250,000,000.

The Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .14 percent for assets up to $150,000,000, .12 percent for assets greater than $150,000,000 and less than $250,000,000 and .10 percent for assets greater than $250,000,000.

The Investment Adviser and Administrator are paid a program support provider fee an annual fee accrued daily and paid monthly of 0.08 percent for program assets. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. Also pursuant to the Trust's Rule 12b-1 Plan, there is an administrative services fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios. The administrative services fee is payable to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is paid for administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

The Custodian is paid an annual fee based upon average daily net assets for each Portfolio of 0.050 percent for assets up to $150,000,000, 0.045 percent for assets greater than $150,000,000 and less than $300,000,00 and 0.040 percent for assets greater than $300,000,000. Custodial fees are accrued daily and paid monthly.

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 2003, total expenses of the Portfolios amounted to 0.56 percent and 0.58 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

For the last three fiscal years ending June 30, 2003, the Trust paid the Adviser the following amounts as advisory fees allocated between the Portfolios as indicated.
IPAIT Diversified
	Fiscal Years Ended
	6/30/03	6/30/02	6/30/01
Fees earned by IMG:
Advisory fees	372,575.15	388,764.64	355,451.39
Admin fees	392,842.64	199,365.35	183,498.87
Distribution fees	273,774.01	290,843.58	260,477.59
Totals	1,039,191.80	878,973.58	799,427.85
IPAIT DGO
	Fiscal Years Ended
	6/30/03	6/30/02	6/30/01
Fees earned by IMG:
Advisory fees	107,781.22	115,485.04	93,814.30
Admin fees	111,373.93	61,592.02	50,034.29
Distribution fees	71,854.15	76,990.03	62,542.86
Totals	291,009.30	254,067.08	206,391.45

The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

DISTRIBUTION PLAN

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing. Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

(a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

(b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

(c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgement and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant to the provisions of the Distribution Plan (and pursuant to an "Administrative and Distribution Services Agreement") each of the Trust's Portfolios pays a fee to the Sponsoring Associations computed and paid monthly at an annual rate of up to .10 percent of such Portfolios' average daily net assets attributable to Participants who are members of such Sponsoring Association to compensate them for various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing various marketing services and maintaining Trust records. The Investment Adviser and Administrator are paid a program support provider fee an annual fee accrued daily and paid monthly of 0.08 percent for program assets. This fee, which is paid pursuant to the provisions of a Rule 12b-1 Plan adopted by the Trustees, is used by the Investment Adviser and Administrator to pay for various expenses in marketing IPAIT. See the above table for the distribution fees earned for the three year period.

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS

The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds.

In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Adviser, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Adviser. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Adviser to supplement its own investment research activities and enables the Adviser to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Adviser has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Adviser may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Adviser will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Trust's Portfolios as well as for that of one or more of the advisory clients of the Adviser. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Adviser with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Adviser even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Adviser when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Adviser are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Adviser as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include nonnegotiated markups by the broker-dealers.

TRUST UNITS AND CONTROL

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of September 30, 2003, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control" persons of the Trust or the Portfolios.

DIVERSIFIED PORTFOLIO

Name	Amount	% Ownership
City of West Des Moines, Iowa	46,795,947.92	17.19%
City of Cedar Rapids, Iowa	35,970,088.69	13.22%
IMWCA Group C	19,291,286.06	7.09%

DIRECT GOVERNMENT OBLIGATION POTFOLIO

Name	Amount	% Ownership
City of Cedar Rapids, Iowa	57,698,052.00	93.74%
West Des Moines Waterworks, Iowa	3,835,547.94	6.23%

NET ASSET VALUE AND PUBLIC OFFERING PRICE

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly, U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange is open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas.

CALCULATING YIELD

The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2003, for the Diversified and the Direct Government Obligation portfolio's was 0.62 percent and 0.58 percent, respectively.

PURCHASE AND REDEMPTION

Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

FINANCIAL STATEMENTS

The Trust hereby incorporates by reference the information under the caption, "Statements of Net Assets, June 30, 2003," "Statements of Operations, for the Years Ended June 30, 2003, 2002, 2001, 2000 and 1999," "Statements of Changes in Net Assets for the Years Ended June 30, 2003, 2002, 2001, 2000 and 1999" and the Financial Highlights for each of the annual periods ended June 30. The financial statements have been filed with the Commission.

INDEPENDENT AUDITORS

On August 27, 2003, the Board of Trustees unanimously approved the appointment of KPMG LLP, 2500 Ruan Center, Des Moines, Iowa, 50309 as the Trust's auditors.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 27, 2003, in the city of Des Moines, state of Iowa on the 30th day of October, 2003.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By: /s/ Don Kerker

Don Kerker, Chair

PART C

OTHER INFORMATION

Item 23 EXHIBITS

Exhibit Number Description

-------------- -----------

*(a). Amended Joint Powers Agreement and Declaration of Trust; incorporated by reference to the

Trust's Registration Statement, filed May 6, 1993

*(b ). Bylaws, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

*(d). Administrator-Adviser Agreement, incorporated by reference to the Trust's Registration

Statement, filed May 6, 1993

*(g). Custodian Agreement, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

*(h). License Agreements, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

*(m). Rule 12b-1 Plan, incorporated by reference to the Trust's Registration Statement,

filed May 6, 1993

*ALL PREVIOUSLY FILED AS INDICATED.

Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not Applicable

________________________________________

Item 25. INDEMNIFICATION

Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") attached hereto as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to Article V of the Declaration and Article VII of the Bylaws (included herewith as

Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

Pursuant to the general authority of Section 2.19 of the Declaration, the Trust has entered into agreements with the Adviser and Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Adviser Agreement included herewith as Exhibit 5 and Article VIII of the Custodian Agreement included herewith as Exhibit 8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Not Applicable

Item 27. PRINCIPAL UNDERWRITERS

(A) Not Applicable

(B) Not Applicable

(C) Not Applicable

Item 28. LOCATION OF ACCOUNTS AND RECORDS

All required accounts, books and records are maintained by Investors Management Group, 1415 28th St, Suite 200, West Des Moines, Iowa 50266.

Item 30. MANAGEMENT SERVICES

Not Applicable

Item 30. UNDERTAKINGS

Not Applicable